EXHIBIT 32.2

CERTIFICATIONS OF THE CHIEF FINANCIAL OFFICER
UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of ARTISTdirect, Inc. (the “Registrant”) on Form 10-K for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), I, Robert N. Weingarten, Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my best knowledge:

     (1) the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 13, 2004

/s/ Robert N. Weingarten
Robert N. Weingarten
Chief Financial Officer